SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2002 (April 25, 2002)

J2 Communications

(Exact name of registrant as specified in its charter)

California	0-15284	95-4053296

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10850 Wilshire Boulevard, Suite 1000, Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 474-5252

None.

(former name or former address, if changed since last report)

Item 5.      Other Events.

     On January 30, 2002, J2 Communications, a California corporation (the “Company”), James P. Jimirro, the Company’s Chairman of the Board, President and Chief Executive Officer, and a group headed by Daniel S. Laikin, one of the Company’s directors, Paul Skjodt, and Timothy S. Durham and further comprised of National Lampoon Acquisition Group LLC, a California limited liability company of which Mr. Laikin is the Managing Member (“NLAG”), Samerian LLP, an Indiana limited liability partnership, Diamond Investments, LLC, an Indiana limited liability company, Christopher R. Williams, Helen C. Williams, DW Leasing Company, LLC, an Indiana limited liability company, and Judy B. Laikin (Messrs. Laikin, Skjodt, Durham and Williams, Ms. Williams, Ms. Laikin, NLAG, Samerian LLP, Diamond Investments, LLC and DW Leasing Company, LLC are referred to herein collectively as the “NLAG Group”) entered into a non-binding letter of intent1 with respect to certain transactions. During February and March of 2002, and particularly after the Company’s Common Stock was de-listed from trading on the Nasdaq SmallCap Market, which de-listing became effective as of the opening of business on March 25, 2002, the Company, Mr. Jimirro and the NLAG Group engaged in further negotiations with respect to the transactions contemplated by the letter of intent. Such negotiations resulted in the Company and certain members of the NLAG Group entering into a Preferred Stock and Warrant Purchase Agreement, dated as of April 25, 2002 (the “Purchase Agreement”), pursuant to which the Company agreed, among other things, to undertake the following actions (collectively, the “Reorganization Transactions”):

•	amend and restate the Company’s Restated Articles of Incorporation, as amended, to effect, among other things, the establishment of a new series of the Company’s capital stock to be called “Series B Convertible Preferred Stock” (“Series B Preferred”);

•	sell to certain members of the NLAG Group 35,244 units, each such unit consisting of one share of Series B Preferred and a warrant to purchase 28.169 shares of the Company’s Common Stock at a purchase price of $3.55 per share prior to the second anniversary of the date of the issuance of the warrant and $5.00 per share from and after such anniversary (the “Units”), for $3,524,400 ($450,000 of which was previously paid to the Company for extensions of a letter agreement entered into by the Company, Mr. Laikin and Mr. Skjodt in March 2001 and $574,400 of which will be in the form of credit for expenses previously paid by the NLAG Group that the Company has agreed to pay pursuant to the Purchase Agreement), and grant NLAG (or its designees) an option, exercisable on or before the earlier of January 25, 2003 or 90 days after the Common Stock is relisted for trading on the Nasdaq SmallCap Market or listed on any other national exchange or quotation system, to purchase up to an additional 29,256 Units at a price of $100.00 per Unit;

[1]	The Company filed the non-binding letter of intent as Exhibit 99.1 to the Current Report on Form 8-K the Company filed with the Securities Exchange Commission on February 4, 2002, the contents of which are incorporated herein by reference. In addition, the NLAG Group filed the non-binding letter of intent as Exhibit 99.1 to the Schedule 13D/A the NLAG Group filed with the Commission on January 31, 2002.

•	enter into a registration rights agreement with the purchasers of the Units, granting such purchasers registration rights with respect to, among other things, the shares of Common Stock issuable upon conversion of the Series B Preferred and upon exercise of the warrants;

•	amend and restate the Company’s Bylaws to effect, among other things, an increase in the size of the Company’s Board of Directors to seven (7) members;

•	amend and restate the Company’s 1999 Stock Option, Deferred Stock and Restricted Stock Plan to, among other things, increase the authorized number of shares which may be issued thereunder to 1,500,000 shares of Common Stock, and seek shareholder approval of the Company’s January 30, 2002 grant to Mr. Jimirro of options to purchase 400,000 shares of Common Stock;

•	pay Mr. Jimirro $1,100,000 in consideration of the termination of the Restated Employment Agreement, dated as of July 1, 1999, between the Company and Mr. Jimirro, Mr. Jimirro’s forgiveness of the principal of, and all interest accrued on, all outstanding contingent notes issued under that agreement and Mr. Jimirro’s entry into a new employment agreement with the Company;

•	enter into a new employment agreement (the “New Jimirro Employment Agreement”), a new registration rights agreement (the “New Jimirro Registration Rights Agreement”), a new indemnification agreement (the “New Jimirro Indemnification Agreement”) and a new security agreement (the “New Jimirro Security Agreement” and, together with the New Jimirro Employment Agreement, the New Jimirro Registration Rights Agreement and the New Jimirro Indemnification Agreement, the “New Jimirro Agreements”), in each case with Mr. Jimirro; and

•	appoint Mr. Laikin as Chief Operating Officer of the Company.

     The New Jimirro Employment Agreement, which will have a six year term, will provide Mr. Jimirro with an annual salary of $500,000 and, commencing on January 31, 2003 and continuing on the last day of each month thereafter during the period that Jimirro is employed by the Company, for the grant by the Company to Mr. Jimirro of fully vested options to purchase 5,000 shares of the Company’s common stock. In addition, pursuant to the New Jimirro Employment Agreement, Mr. Jimirro will receive 50% of the Company’s gross receipts from the movie “National Lampoon’s Van Wilder.” Subject to the approval of the Company’s Board of Directors required by the New Jimirro Employment Agreement, the agreement will be terminable by the Company without cause after December 31, 2002 upon written notice to Mr. Jimirro, payment to Mr. Jimirro of cash in the amount of $1,400,000, and delivery of the Company’s promissory note providing for the payment of $1,000,000 one year after the date of issuance. All of the Company’s obligations to Mr. Jimirro will be secured by a priority lien on the assets of the Company pursuant to the New Jimirro Security Agreement.

     In addition, as part of the Reorganization Transactions, Mr. Jimirro and the members of the NLAG Group will enter into a voting agreement (the “Voting Agreement”) regarding the composition of the Board of Directors and certain other matters. Pursuant to the Voting Agreement, Mr. Jimirro and the NLAG Group will agree to cause the Board of Directors to initially consist of three (3) nominees of Mr. Jimirro (the “Jimirro Directors”), three (3) nominees of the NLAG Group (the “NLAG Group Directors”), and one (1) director nominated jointly by a majority of the Jimirro Directors and a majority of the NLAG Group Directors.

     The Voting Agreement will expire on the latest to occur of (i) the date of the Company’s complete satisfaction of its cash payment obligations to Mr. Jimirro pursuant to the New Jimirro Agreements (but excluding payments with respect to the movie “National Lampoon’s Van Wilder,” as described herein), (ii) to the extent applicable, the date which is thirteen (13) months after the payment to Mr. Jimirro of the cash severance payment pursuant to the New Jimirro Employment Agreement as described in Approved Action 5 and (iii) the date on which Mr. Jimirro beneficially owns (within the meaning of the rules and regulations promulgated under Section 13(d) of the Exchange Act) less than 100,000 shares of Common Stock.

     The proceeds from the Reorganization Transactions will be used to consummate the Reorganization Transactions, pay or reimburse the expenses of the parties incurred in connection with the Reorganization Transactions and the takeover contest and provide for the working capital needs of the Company.

     The Purchase Agreement further provides that, immediately following the closing of the transactions described above, the Board of Directors shall call the annual meeting of the shareholders of the Company to be held not later than June 15, 2002.

     In connection with the execution of the Purchase Agreement, the Company’s Board of Directors determined that the Rights Agreement Amendment No. 2, dated as of November 16, 2001 (“Amendment No. 2”), to the Rights Agreement, dated as of July 15, 1999, by and between the Company and U.S. Stock Transfer Corporation, as Rights Agent (the “Rights Agreement”), was potentially discriminatory by its terms and in violation of the law to certain shareholders of the Company. In order to avoid the cost and expenses associated with investigating whether Amendment No. 2 was in fact illegally discriminatory and with the cost, expenses and other potential adverse effects associated with certain litigation threatened in connection with Amendment No. 2, and to permit the Reorganization Transactions, the Company’s Board of Directors, acting pursuant to their authority to interpret and administer the Rights Agreement, declared Amendment No. 2 void ab initio.

Item 7.     Exhibits.

*99.1	Preferred Stock and Warrant Purchase Agreement, dated as of April 25, 2002.

*99.2	Press Release, dated April 25, 2002.

*Filed herewith.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2002.

J2 Communications

By: /s/ JAMES P. JIMIRRO Name: James P. Jimirro Title: President